Exhibit 99.1

PRESS RELEASE	CONTACT: Jill Swartz
For Immediate Release	(949) 833-8252 Ext. 123
js@tnpre.com

TNP Strategic Retail Trust’s Board Authorizes the Acquisition of

Morningside Marketplace in Fontana, California

IRVINE, Calif., (January 5, 2012) – TNP Strategic Retail Trust, Inc. (the “Company”), a public non-traded REIT that invests in grocery and drug-store anchored, multi-tenant necessity retail properties and other real estate-related assets, announced today that its boards of directors authorized the Company to pursue the acquisition of Morningside Marketplace in Fontana, California, an area commonly referred to as the Inland Empire.

Morningside Marketplace is a neighborhood, grocery-anchored shopping center, built in 2001 and anchored by Ralphs®, a subsidiary of Kroger (NYSE: KR). The property is nearly 96 percent occupied by a mix of national and regional tenants, including Chevron, Chase, KFC, Pizza Hut®, Baskin-Robbins® and Togo’s, among others.

“We believe Morningside Marketplace is well positioned with solid neighborhood demographics, strong credit tenancy and the accessibility of the 15 and 210 freeways,” said Thompson National Properties’ senior vice president, acquisitions, Steve Corea.

The property is comprised of 87,793 rentable square feet and consists of eight buildings on seven parcels, including four single-tenant buildings.

The acquisition is subject to various conditions to closing.

About TNP Strategic Retail Trust, Inc.

TNP Strategic Retail Trust, Inc. is a publicly registered non-traded REIT that invests in grocery and drug-store anchored, multitenant necessity retail properties, located primarily in the Western United States, and real estate related assets, including investment in or origination of mortgage, mezzanine, bridge and other loans related to commercial real estate. TNP Strategic Retail Trust has acquired 11 shopping centers in eight states containing over one million square feet.

Thompson National Properties, LLC

1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212

www.tnpre.com

As of December 30, 2011, TNP Strategic Retail Trust has issued approximately 5,973,462 shares of common stock. The Company currently pays a monthly distribution that equates to a 7 percent annual distribution based on a share price of $10.00. For more information regarding TNP Strategic Retail Trust, please visit www.tnpsrt.com.

About Thompson National Properties, LLC

Thompson National Properties, LLC (TNP) is an international real estate advisory company, specializing in the creation and management of real estate investment funds. TNP uses a variety of investment structures to fit the needs of its investors, which are designed for both institutional and high net worth individual investors. Thompson National Properties is also a leader in both property and asset management and receivership services, a key element in any successful commercial real estate investment in today’s lender-driven marketplace.

Headquartered in Irvine, California, Thompson National Properties was founded in April 2008 and has six regional offices. As of January 5, 2011, Thompson National Properties manages a portfolio of 156 commercial properties, in 31 states, totaling approximately 18.8 million square feet, on behalf of over 4,300 investor/owners with an overall purchase value of $2.4 billion dollars. TNP has expanded its operations to the Middle East to provide valuation and advisory services on over 2.3 million square feet of real estate in Saudi Arabia. For more information regarding Thompson National Properties, please visit www.tnpre.com.

Forward-looking statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: our ability to satisfy the necessary conditions to close the Morningside Marketplace acquisition, including obtaining funding; volatility in the debt or equity markets affecting the Company’s ability to acquire or sell real estate assets; national and local economic and business conditions; the Company’s ability to maintain sufficient liquidity and access capital markets; the performance of real estate assets after they are acquired; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations. This release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K. Copies of these reports are available on our website and at www.sec.gov.

Thompson National Properties, LLC

1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212

www.tnpre.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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Thompson National Properties, LLC

1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212

www.tnpre.com